Exhibit 10.1

EXECUTION VERSION EXECUTIVE TRANSITION & GENERAL RELEASE AGREEMENT This Executive Transition & General Release Agreement (this Agreement between Alexander J. Bruni all Related Entities (as defined herein) O&M Company . Executive and O&M are each referred to herein as Party and, collectively, as Parties. WHEREAS, Executive is employed by the Company as its Executive Vice President and Chief Financial Officer; WHEREAS, effective as of June 21 Transition Date , Executive will cease to serve as an officer or director of the Company and all Related Entities (as defined below); WHEREAS, the Company seeks to retain Executive for a period of time, as set forth below, for the purpose of transitioning his duties prior to the termination of employment; and WHEREAS, -revocation of this Agreement is a condition precedent Policy NOW, THEREFORE good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Separation Date and Transition Period. a. Separation Date (as defined below), and Executive acknowledges and agrees that his employment relationship with the Company will end on the Separation Date. Execut resignation as an Executive Vice President and Chief Financial Officer of the Company and from all other officer, director and other positions with the Company, all Related Entities and all other entities in which the Company or any Related Entity holds an equity interest and with respect to which Executive serves as R (other than as an employee) shall be effective as of the Transition Date. Executive agrees to take any further actions that the Company or any Related Entity reasonably requests to effectuate or document the foregoing. For purposes of this Related Entities subsidiaries and affiliated entities and each of their respective predecessors. b. Executive shall remain employed by the Company from the Transition Date through September 5, 2024 within the Company as may be requested by the Company from time to time. The period during which Executive remains employed in accordance with the immediately preceding sentence is referred to herein Transition Period Executive separation from employment will be by resignation at the request of the Company within the meaning of the Policy, and t Separation Date. During the Transition Period, Executive agrees to comply with all directives reasonably requested by the Company and to make himself available to Company personnel to respond to inquiries, provide information and complete such tasks as the Company may reasonably request from time to time. c. On or within five (5) days after the Separation Date, Executive agrees to execute the Release of Claims attached hereto and incorporated herein as Exhibit A Subsequent Release

2 d. Executive understands and acknowledges that some matters that fa responsibility in his positions with the Company may be ongoing after the Separation Date. Accordingly, Executive agrees that, during the Severance Period, Executive will cooperate and make himself reasonably available to Company representatives to respond knowledge about the Company. Additionally, Executive agrees that he will assist the Company, as reasonably requested by the Company, in the case of any litigation, regulatory inquiry, audits, or other such matters. Severance Period -month period immediately following the Separation Date. For any such cooperation or assistance provided following the Separation Date in accordance with this Section 1(d), the Company will pay Executive a fee equal to $250 per hour and will reimburse Executive for all reasonable and documented expenses in complying with this Section 1(d) xpense reimbursement policy. 2. Transition Period. a. The Company shall continue to pay Executive his normal base salary earned through the Separation Date in accordance with its usual payroll practices. Executive acknowledges and agrees that he will not be eligible to receive, and the Company shall have no obligation to pay to Executive, any b. The Company shall reimburse Executive for any expenses incurred by Executive prior to the Separation Date related to his employment with the Company, subject to the requirements of the All such reimbursement will be made in accordance with the c. During the Transition Period, Executive will remain eligible to participate in the same benefit plans and programs made available to Company employees, subject to the terms and conditions of the applicable plans and programs in effect from time to time. Executive acknowledges and agrees that as of the Separation Date, except as otherwise set forth in this Agreement (including Section 3(c)), the life insurance, or other employee insurance or benefit plans; provided, however, that Executive will be eligible for COBRA (as defined below) coverage to the extent required by applicable law. Executive understa offered at 102% of the full cost of coverage. Executive will receive applicable COBRA election forms under separate cover following the Separation Date. d. terms of this Agreement, the Company has paid or will have paid Executive in full all accrued salary, expenses, reimbursements, vacation, sick leave, and other payments to which Executive may have been entitled, and that there are no sums or other benefits, other than as described in this Agreement, due or owing to Executive by the Company. 3. Severance Benefits. a. So long as Executive does not resign and his employment is not terminated by the Company for Cause such that the Separation Date occurs on September 5, 2024 (or any earlier date on terminated by the Company without Cause), then in consideration of eements set forth in this Agreement (including, but not limited to, the release and Subsequent Release, and the covenants regarding confidentiality, non-competition and non-solicitation), and in accordance with section 5 of the Policy, the Company shall provide Executive with the payments and benefits set forth in this Section 3 Severance Benefits

3 Executive acknowledges and agrees that Executive would not be entitled to receive the Severance Benefits in the absence of Executive’s acceptance of this Agreement and adherence with its terms. b. The Company shall pay Executive a lump-sum in the gross amount of ONE MILLION, TWO HUNDRED TWENTY-FIVE THOUSAND, SIX HUNDRED SEVENTY-THREE DOLLARS AND NO CENTS ($1,225,673.00), less all applicable withholdings and deductions. The Company shall make this payment on the first regularly scheduled Company pay date following the Subsequent Release Effective Date (as that term is defined in the Subsequent Release). c. The Company shall pay Executive a lump-sum cash Welfare Benefit Payment (as defined in the Policy) equal to TWENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($25,000.00). The Company shall make this payment on the first regularly scheduled Company pay date following the Subsequent Release Effective Date. d. Executive currently holds 49,950 unvested restricted stock units (“RSUs”) and 56,735 unvested performance stock units (“PSUs”), in each case, under O&M’s 2018 Stock Incentive Plan (as amended) (the “2018 Plan”) and O&M’s 2023 Omnibus Incentive Plan (the “2023 Plan”). With respect to Executive’s unvested RSUs, Executive acknowledges and agrees that 25,599 of such RSUs were granted under the 2018 Plan (the “2018 Plan RSUs”) and 24,351 of such RSUs were granted under the 2023 Plan. Executive hereby acknowledges and agrees that, so long as Executive does not resign and his employment is not terminated by the Company for Cause such that the Separation Date occurs on September 5, 2024 (or any earlier date on which Executive’s employment is terminated by the Company without Cause), subject to the terms of the 2018 Plan and the applicable award agreements, (i) 954 of the 2018 Plan RSUs shall become vested on August 15, 2024 and (ii) Executive’s separation, for purposes of this Agreement, will be treated by the Company as a termination without “cause” such that a pro-rated portion of the 2018 Plan RSUs (5,080 RSUs, payable in the form of the equal number of shares in the Company) will become vested (the “Accelerated 2018 Plan RSUs”) and the remaining unvested RSUs awarded under the 2018 Plan (19,565 RSUs) shall be forfeited without consideration. Executive further acknowledges and agrees that (A) all of Executive’s unvested RSUs awarded under the 2023 Plan (24,351 RSUs) shall be forfeited without consideration and (B) all of Executive’s unvested PSUs (56,735 PSUs) shall be forfeited without consideration. As soon as reasonably practicable following the Separation Date, but in no event later than thirty (30) days after the Subsequent Release Effective Date, the Company shall deliver to Executive a number of shares of common stock of the Company equal to the number of Accelerated 2018 Plan RSUs. Executive acknowledges that he remains a restricted person (as defined in the Company’s insider trading policy) through the Separation Date. In the event of a conflict or inconsistency between the applicable equity award agreement and this Agreement, this Agreement shall control. e. Provided that this Agreement and the Subsequent Release are binding and effective, the Company shall reimburse Executive for (i) expenses incurred during the Transition Period and the six (6)- month period following the Separation Date in procuring outplacement services in an amount not to exceed TEN THOUSAND DOLLARS AND NO CENTS ($10,000.00) and (ii) expenses incurred during the Transition Period and the Severance Period prior to the commencement of alternate employment for tax preparation and financial counseling services (including, but not limited to, the services of a tax attorney) in an amount not to exceed FIVE THOUSAND, TWO HUNDRED FIFTY DOLLARS AND NO CENTS ($5,250.00), in each case, conditioned upon Executive providing the Company with proper and timely documentation of such expenses. The Company shall make all such reimbursements, if at all, no later than the last day of the calendar year immediately following the calendar year in which Executive incurred the reimbursable expense. f. Any amount described in Sections 3(b), (c) and (d), to the extent earned, shall be paid to Executive in no event later than the fifteenth (15th) day of the third (3rd) month following the end of the

4 year in which such amount was no longer subject to a substantial risk of forfeiture, within the meaning of Code be permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4)(ii). 4. Covenant to Maintain Confidentiality. During his employment with the Company, Executive has been and, during the Transition Period, Executive will be, exposed to certain Confidential Information of Confidential Information a industry, (b) in which the Company has an interest, (c) from which the Company derives value by virtue of in whole or in part its confidentiality, and (d) with respect to which the Company takes reasonable measures to maintain as confidential. Such Confidential Information includes but is not limited to: information technology and computer systems; trade secrets; financial or investor relations information; sales activity information; accounting information; revenue recognition information; cash-flow information; lists of and other information about current and prospective customers, vendors or suppliers; prices or pricing strategy or information; sales and account records; reports, pricing, sales manuals and training manuals regarding selling, strategic planning and business development information; purchasing, and pricing procedures and financing methods of the Company, together with any specific and proprietary techniques utilized by the Company in designing, developing, testing or marketing its products, product mix and supplier information or in performing services for clients, customers and accounts of the Company; information concerning existing or contemplated software, products, services, technology, designs, processes and research or product developments of the Company; and, any other information of a similar nature made available to Executive and not known to the public, which, if misused or disclosed, could adversely affect the business or interests of the Company. Confidential Information includes any such information that Executive may have prepared or created during his employment with the Company, including during the Transition Period, as well as such information that has been or may be created or prepared by others. Confidential Information shall not include any information that has been voluntarily disclosed to the public by the Company, has been independently developed and disclosed to the public by others without violating any legal obligation, or otherwise enters the public domain through lawful means. Subject to the limited exclusions and limitations set forth in this Agreement, Executive agrees that for as long as such information remains confidential to the Company, including during the Transition Period and after the Severance Period, or is a trade secret under applicable law, Executive will not disclose any Confidential Information to any person, agency, institution, company, or other entity, and Executive will not use any Confidential Information in any way, except as required by duties to the Company or by law, or as permitted under Section 9 of this Agreement. In the event that Executive is unsure whether or not certain information is Confidential Information, Executive will send the Company a written inquiry about whether such information is covered under this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement does not prohibit Executive from complying with a lawful subpoena or other legal compulsion. If Executive becomes legally compelled (by interrogatories, requests for information or documents, subpoenas, civil investigative demands, applicable regulations, or similar processes) to disclose any Confidential Information, Executive shall, if permitted by applicable law, provide Company with prompt notice so that Company may seek an Section 4, which waiver must be in writing to be effective. If that protective order or other remedy is not obtained by the date that Executive must comply with the request, or if Company waives compliance with this Section 4 in writing, Executive shall furnish only that portion of the Confidential Information that is legally required to be provid order or other reliable assurance that confidential treatment will be accorded to that portion of the

5 Confidential Information of Company which is being furnished or disclosed. Notwithstanding the foregoing, the covenants made in this Section 4 shall apply to trade secret information for as long as such information remains qualified as a trade secret. 5. Covenant Not to Compete. from employment with the Company, Executive agrees to be bound by the terms of Section 4 (Non-Competition) of the Owens & Minor Leadership Teammate Agreement that Executive entered into with the Company effective March 1, 2024. Executive acknowledges and agrees that, pursuant to Section 13 below, Executive has been given seven (7) business days to rescind acceptance of this Agreement, including this Section 5. 6. Non-Solicitation of Customers & Suppliers. During the Transition Period and Severance Period, Executive agrees that he will not, personally or through another: conduct or offer to conduct any Competitive Business with any Covered Customer; or encourage or induce any Covered Customer or Covered Supplier to cease doing business with the Company or change the terms of an existing business relationship with the Company to the detriment of the Company. Notwithstanding the foregoing, this Section 6 does not prohibit general advertising or solicitation that is not specifically directed to a Covered Customer(s) or Covered Supplier(s). Covered Customer individual or entity with which O&M, at any time during the Recent Period, has conducted, or made a written or in-person proposal to conduct, business or to which the Company has provided or offered to provide goods or services, and with whom or which Executive had business-related contact or dealings on behalf of O&M or about which Executive received Confidential Information, in each case, at any time Covered Supplier products or devices with which O&M, at any time during the Recent Period, has conducted or made a written or in-person proposal to conduct, business, and with which Executive had business-related contact or dealings on behalf of O&M or about which Executive received Confidential Information, in each case, at any time during the Recent Period. 7. Non-Solicitation of Workers. During the Transition Period and Severance Period, Executive agrees that he will not, personally or through another, solicit for employment or hire a Covered Worker for employment or engagement by any person or entity other than O&M or encourage a Covered Worker to leave employment with the Company. Notwithstanding the foregoing, the restrictions contained in this Section 7 shall not apply to any individual that has been separated from employment with the Company for six (6) months or more as of the time of recruitment, solicitation or hiring by Executive. This Section 7 also does not prohibit general advertising or solicitation not specifically directed to a Covered Worker or Covered Workers so long as no Covered Worker directly or indirectly through another person or entity is hired as a result thereof. For purposes of Covered Worker any time during the Recent Period (a) was employed or engaged by the Company; and (b) had business-related contact with or reported to Executive. 8. Non-Disparagement. Subject to the limited exclusions and limitations set forth in Section 9 of this Agreement, Executive agrees that he shall not make any statement or take any action that reasonably could be construed as criticizing or disparaging the reputation of any Releasee (as defined below). This provision is in addition to, and not in lieu of, the substantive protections under applicable law relating to defamation, libel, slander, interference with contractual or business relationships, or other statutory, contractual or tort theories. Similarly, the Company agrees to use reasonable efforts to direct the executive leadership team of the Company to not make any statement or take any action that reasonably could be construed as criticizing or disparaging the reputation of the Executive; provided, however, that the foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or statements, disclosures or announcements relating

6 to the earnings or financial results of the business, or statements that such individuals in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company. under this Section 8 are expressly limited by the provisions of Section 9 of this Agreement. Further, nothing herein shall be construed to require Executive, the Company or any other person to engage in any unlawful act. 9. Limitations on Obligations. Nothing in this Agreement shall prohibit or impede Executive from (a) communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or Governmental Entity violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law or (b) making truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. This Agreement also does not limit Executive agency or self-regulatory organization, or to engage in any future activities protected under whistleblower statutes. Additionally, Executive hereby confirms that he understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Executive be authorized to - r other officer designated by the Company, or unless such disclosure of that information would otherwise be permitted pursuant to 17 CFR 205.3(d)(2), applicable state attorney conduct rules, or otherwise under applicable law or court order. 10. Reasonableness & Remedies. a. The covenants contained in Sections 4, 5, 6, 7 and 8 Protective Covenants Executive Confidential and maintain its business relationships and goodwill. b. The Company will suffer irreparable harm if Executive breaches any provision of the Protective Covenants, and the Company shall be entitled to, in addition to any other available remedies, temporary and/or permanent injunctive relief against Executive barring any conduct in violation of any provision of the Protective Covenants. Additionally, the duration of the restrictions in the Protective Covenants shall be extended by the length of time Executive is in breach of any such restriction. No claim or cause of action Executive may have or assert against the Company, whether predicated on this Agreement or otherwise, shall serve as or constitute a defense to the enforcement of any provision of the

7 Protective Covenants. With respect to any claim, dispute or action arising from or relating to this Covered Claim , if such Covered Claim is directly or indirectly initiated by Executive or the Company, the prevailing party shall be entitled to recover from the other party all costs, including prevailing party in connection with such Covered Claim. c. As set forth in the Policy, violation of any one of the above Protective Covenants will cause immediate cessation of further Severance Benefits and require Executive to immediately reimburse the Company for all Severance Benefits and other amounts paid or benefits provided by the Company. 11. General Release. a. Releasee Releasees and all O&M past and present directors, trustees, officers, shareholders, members, partners, managers, supervisors, employees, attorneys, agents, representatives, insurers and consultants, as well as the predecessors, successors and assigns of any of them, and all persons or entities acting by, with, through, under or in contract with any of them. Except as specifically provided below, for purposes of this Claims mplaint, cause of action, grievance, demand, controversy, allegation, or accusation, whether known or unknown; each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right, agreement and commitment of any kind, whether known or unknown; and all forms of relief, including, but not limited related disbursements, whether known or unknown. Notwithstanding the foregoing, Claims do not include a charge of discrimination with the Equal Employment Opportunity Commission or any other government agency EEOC charge or participating in an EEOC investigation; provided that, subject to Section 9 and to the fullest extent permitted by law, Executive shall not be entitled to any relief, recovery, or monies in connection with any such charge or proceeding. b. In consideration of the Severance Benefits paid or to be paid pursuant to Section 3 and subject to the limited exclusions and limitations set forth below and in Section 9, Executive hereby irrevocably releases and forever discharges all Releasees from any and all Claims that Executive, or anyone on his behalf ever had or now has against any and all of the Releasees, or which Executive, or any of his executors, administrators, representatives, attorneys or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever acknowledges and agrees that the Claims released in this paragraph include, but are not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act ADEA Family Medical Leave Act, or the Virginia Human Rights Act; (ii) any and all Claims under any grievance or complaint procedure of any kind; and (iii) any and all Claims based on or arising out of or related to performance of any service in any capacity for, or any business transaction with, each or any of the Releasees. Executive also hereby waives any and all right to personal recovery of money damages or other relief for any of the Claims released by this Section 11. Executive hereby represents and warrants that Executive has not assigned any claim to any third party. c. Notwithstanding the foregoing, Executive does not waive, and Claims shall not include: (i) any rights, Claims or protections that Executive may have under this Agreement (including pursuant to Section 3); (ii) any rights, Claims, and protections based on any cause, matter, thing, or event arising or

8 occurring at any time after Executive signs this Agreement; -qualified benefit plans; (iv) any rights, Claims, or protections Executive may have under the applicable terms of such policy or plan to convert his existing coverage under any group life, disability, and/or accidental death and dismemberment plan offered by the Company; (v) any rights, Claims, or protections Executive may have to continuation of group health, dental, or vision insurance as provided by the Consolidated Omnibus COBRA Accountability Act of 1996 and the American Recovery and Reinvestment Act of 2009; (vi) any rights, Claims, or protections Executive has, had, or may have under Article V of the Amended and Restated Articles of Incorporation of Owens & Minor, Inc. Articles of Incorporation and advancement provisions contained therein, as of the Effective Date of this Agreement; (vii) any rights, Claims, or protections Executive has, had, or may have under any policy or contract of indemnification, liability or other type of insurance, or other undertaking from and/or against any Claims asserted, liability incurred, or proceeding initiated or maintained against Executive arising from, related or pertaining to, or omissions, or inaction in such capacity, the foregoing being without regard to whether the Company has, had, or may have the power or obligation to indemnify Executive or provide advancements against such liability under Article V of the Articles of Incorporation; (viii) rights, Claims, or protections that Executive may have arising under the ADEA, or the Older Workers Benefit Protection Act of 1990, which amends the ADEA, after Executive signs this Agreement; or (ix) any rights, Claims or protections that Executive, by law, is prohibited from releasing under this Agreement. d. Notwithstanding any provision of this Agreement to the contrary, O&M reaffirms and restates its obligations to Executive under Article V of its Articles of Incorporation, amended and current as of the Transition Date, including the indemnification and advancement provisions contained therein. In Agreement, O&M acknowledges and agrees that as of the date that it executes this Agreement (i) the of O&M; and (ii any actions, omissions, or inaction by Executive that could give rise to any Claims by O&M or its Related Entities against Executive. e. By entering into this Agreement, Executive agrees that Executive is releasing Claims against the Releasees under Mass. Gen. Laws c. 149 Section 148, et. seq. (the Massachusetts Wage Act). These Claims include, but are not limited to, Claims for failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, improper wage deductions, and failure to provide proper check-cashing facilities. 12. No Admission. The offer of this Agreement and this Agreement itself are not an admission, and shall not be construed to be an admission, by each or any of the Releasees, that the personnel, employment, termination and any other decisions involving Executive or any conduct or actions at any time affecting or involving Executive were wrongful, discriminatory, or in any way unlawful or in violation of any right of Executive; moreover, any such liability or wrongdoing is denied by Executive. Executive shall not attempt to offer this Agreement or any of its terms as evidence of any liability or wrongdoing by each or any of the Releasees in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity. 13. Period for Review & Revocation. Executive acknowledges that he has been afforded twenty-one (21) days after receiving this Agreement to consider whether or not to enter into it. Changes to this

9 Agreement, whether material or immaterial, will not restart this twenty-one (21) day consideration period. Executive may use as much or as little of this twenty-one (21)-day period as Executive wishes to decide whether or not to sign this Agreement. Executive may revoke this Agreement within seven (7) business days of signing it by delivering at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. For a revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) business day after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable, and the Company shall not be obligated to provide Executive any benefits hereunder. If Executive has not revoked this Agreement, the day immediately following the seventh (7th) business day 14. Encouragement to Consult with an Attorney. The Company has advised Executive to consult an attorney about this Agreement before signing it. By signing this Agreement, Executive represents that he has consulted with an attorney about this Agreement or has voluntarily chosen not to do so. Executive or expenses relating to this Agreement and that the release in Section 11, above, releases, among other s, costs and expenses. Executive acknowledges that he is signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms and without duress or undue influence by the Company or any other person or entity. 15. No Release of Future Claims. This Agreement does not waive or release any rights or claims that Executive may have under the ADEA or otherwise which arise after the date that Executive signs this Agreement. The Parties acknowledge and agree that the decision to end Execu employment with the Company was made prior to Executive signing this Agreement. 16. Taxes. The Company will withhold from any amounts due Executive under this Agreement payroll deductions as required by law and determined by the Company. Executive understands and acknowledges that he is responsible for all taxes that he may incur with respect to any of the consideration to be delivered to him under this Agreement. Notwithstanding any other provision of this Agreement, this Agreement is intended to comply with Section 409A or an exemption thereunder and it is intended that any payment or benefit provided hereto that is considered nonqualified deferred compensation subject to Section 409A of the Code, will be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon the termination of titutes a the calendar year of any payment under this Agreement. Each installment payment under this Agreement is intended to be a separate payment for purposes of Section 409A. For purposes of this Agreement, all rights to payments and benefits hereunder will be treated as rights to a series of separate payments and benefits to the fullest extent allowable by Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary, if any payment or benefit provided for herein would be subject to additional the earlier of (a) th Separation Date Section 409A Payment Date Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and none of the

10 Releasees shall be liable to Executive in the event any provision of this Agreement fails to comply with, or be exempt from, Section 409A of the Code. 17. Governing Law. The Company is a global business headquartered in the Richmond metropolitan area of Virginia, and this contract was made in whole or in part in Virginia. This Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles. 18. Forum Jurisdiction & Venue. The exclusive forums and venues for any Covered Claim, shall be the federal courts located in Richmond, Virginia, and the state courts located Henrico County, Virginia (each Chosen Forum Chosen Forums 19. Waiver of Jury Trial. Executive knowingly and willfully waives any right he may have under applicable law to a trial by jury in any dispute or issue arising out of or in any way related to this Agreement. 20. Severability & Reformation. a. The provisions of this Agreement, including the Protective Covenants, are expressly intended to be severable and separately enforceable. If any clause or provision of this Agreement is ruled invalid or limited by any regulatory agency or court of competent jurisdiction, the invalidity of such clause or provision shall not affect the validity of the other provisions, which provisions shall be enforced to the fullest extent permitted by law. b. In the event that a court of competent jurisdiction determines that any provision of the Protective Covenants is invalid or unenforceable under applicable law by reason of its geographic, making such determination shall reduce the applicable scope and/or the extent of restriction by such amount as is minimally necessary to render such provision, as so amended, valid and enforceable under applicable law. Notwithstanding the foregoing, should it be determined that the provisions of this Section 20(b) are impermissible under applicable law then this subsection shall be deemed null and void, and such determination shall not affect the validity of the remainder of this Agreement. 21. Notices. All notices permitted or required under this Agreement shall be given in writing and addressed or delivered to the persons specified in this Agreement. Any notice or communication required hereunder shall be given by hand; FedEx or UPS next-business-day delivery service; registered, certified, or express United States mail (postage prepaid). The date of receipt of any notice shall be the date the notice is deemed to have been given. Notices permitted or required hereunder shall be given to the following individuals: To the Company: Owens & Minor, Inc. Attn: General Counsel 9120 Lockwood Boulevard Mechanicsville, Virginia 23116 To Executive: At the most recent address on file with the Company. 22. D&O Insurance. The Company acknowledges and agrees that Executive is covered under the Company s employment as the Company s Executive Vice President and Chief Financial Officer to the same extent as

11 other similarly situated former officers and directors of the Company. Executive acknowledges and agrees that the coverage referenced in the preceding sentence is not guaranteed by this Agreement and shall be subject to the terms and conditions of such policy as in effect from time to time. 23. Entire Agreement & Modification. This Agreement (and any restrictive covenant or similar agreement or arrangement of or binding upon Executive, including any Owens & Minor Leadership Teammate Agreement he has entered into with O&M, an RSU and PSU awards) contains the entire understanding and agreement of the Parties regarding the subject matter hereof. The terms of this Agreement are contractual and, except as provided under Section 20(b) hereof, shall not be deemed to have been altered, modified or in any way changed by any statements, promises, discussions or agreements not appearing herein. Except as provided under Section 20(b) hereof, this Agreement may not be modified, amended or altered except by a writing signed by both the Parties. 24. Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and any corporation or other entity to which the Company may transfer all or substantially all of its assets or to which the Company may assign this Agreement. Executive hereby consents to any such assignment without further notice to or consent from Executive. Executive may not assign this Agreement or any part l Counsel. 25. Return of Company Property. Following the Separation Date, Executive will immediately return to the Company any Company property and all such records without deleting, destroying, or otherwise damaging the utility of same. 26. Miscellaneous. This Agreement may be executed in one or more counterparts, including by electronic mail or facsimile, each of which will constitute one and the same instrument, and all executed copies of this Agreement and facsimiles thereof shall be as legally binding and enforceable as the original. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one Party, but together signed by both Parties hereto. Delivery of a copy of this Agreement bearing an original or electronic signature by facsimile transmission or by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as physical delivery of the paper document bearing the original signature. Executive termination of Executive Company of this Agreement or any other obligation of the Company. The waiver by any Party of a breach of any condition or provision of this Agreement to be performed by the other Party shall not operate or be construed as a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. The captions and headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein. [Remainder of Page Intentionally Blank]

[Signature Page to Executive Transition & General Release Agreement] IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties has caused this Executive Transition & General Release Agreement to be executed either individually or in its entity name by its duly authorized representative. BY SIGNING BELOW, EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT EXECUTIVE IS SIGNING THIS AGREEMENT VOLUNTARILY AND OF HIS OWN FREE WILL, WITH FULL KNOWLEDGE OF THE NATURE AND CONSEQUENCES OF ITS TERMS. EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE OWENS & MINOR, INC. By: Alexander J. Bruni Date: Its: General Counsel Date:

[Signature Page to Executive Transition & General Release Agreement] IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties has caused this Executive Transition & General Release Agreement to be executed either individually or in its entity name by its duly authorized representative. BY SIGNING BELOW, EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT EXECUTIVE IS SIGNING THIS AGREEMENT VOLUNTARILY AND OF HIS OWN FREE WILL, WITH FULL KNOWLEDGE OF THE NATURE AND CONSEQUENCES OF ITS TERMS. EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE OWENS & MINOR, INC. By: Alexander J. Bruni Date: Its: General Counsel Date: DocuSign Envelope ID: 30497712-7685-4511-B57B-9C2E764A5065 6/21/2024